                                                                    EXHIBIT 23.4





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated May 19, 2001, included herein and to all references to our firm included in this registration statement.





/s/ Arthur Andersen LLP
Melville, New York,
 November 12, 2001